                                                                    Exhibit 6(I)

                         SHARE PURCHASE OPTION AGREEMENT
                         -------------------------------

         This Share Purchase Option Agreement ("Agreement") is entered into by and among TMT MASONRY, LTD., ("TMT") of Ontario, Canada, ROULSTON VENTURES LIMITED PARTNERSHIP ("Roulston Ventures") of Cleveland, Ohio, and AMERICAN STONE INDUSTRIES, INC. ("Corporation") of Ontario, Canada.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, American Stone Industries, Inc. ("Corporation"), a Delaware Corporation, has issued and outstanding as of the date of this Agreement, 16,745,153 Common Shares of the Corporation.

         WHEREAS, TMT Masonry, Ltd. ("TMT"), owns 4,000,000 of the issued and outstanding Common Shares of the Corporation as of the date of this Agreement.

         WHEREAS, Roulston Ventures Limited Partnership ("Roulston Ventures"), an Ohio limited partnership owns 4,000,000 of the issued and outstanding Common Shares of the Corporation as of the date of this Agreement.

         WHEREAS, the parties wish to set forth their agreement regarding the terms and conditions pertaining to sale and restriction of Common Shares owned by TMT and Roulston Ventures.

         NOW, THEREFORE, in consideration of mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, do hereby agree as follows:

         1. SALE OF TMT SHARES. TMT covenants and agrees that, prior to effecting any sale or transfer for value of all or any part of the 4,000,000 Common Shares of the Corporation owned by TMT; TMT shall:

                  A. OFFER TO CORPORATION. Offer such shares for purchase by the Corporation pursuant to a written proposal. The written proposal shall specify the number of Common Shares proposed to be sold and the proposed purchase price for said shares. The written proposal shall be delivered to the Secretary of the Corporation by messenger, overnight delivery, tele-facsimile or certified mail. Such proposal shall constitute TMT's offer to sell the offered interest set forth in the proposal to the Corporation upon the terms and conditions set forth in the proposal. The offer to purchase shall remain open to the Corporation for a period of fifteen (15) days after its receipt by the Corporation and may not be withdrawn by TMT during that period.

                  B. CORPORATION'S REVIEW AND ACCEPTANCE OR REJECTION. The Secretary of the Corporation shall immediately deliver the TMT proposal upon receipt to the Board of Directors of the Corporation for consideration at a special meeting of the Board of Directors. Thereupon, upon resolution of the Board of Directors, the Corporation shall notify TMT in writing by messenger, overnight delivery, tele-facsimile or certified mail within fifteen (15) days after receipt of the proposal, of the Corporation's acceptance or rejection of TMT's offer to sell. If accepted, the transaction shall be consummated through the Corporation's transfer agent in accordance with the terms of the offer within forty-five (45) days, unless otherwise extended in writing by the parties to the sale. If the Corporation does not respond to the proposal within the fifteen (15) day period, such lapse of time shall be deemed a rejection.

                  C. OFFER TO ROULSTON VENTURES. In the event the Corporation declines to purchase such shares as proposed by TMT, TMT shall then offer the identical proposal to Roulston Ventures by delivering by messenger, overnight delivery, tele-facsimile or certified mail, written notice of the proposal, with a copy of the original proposal to the Corporation included, to Thomas H. Roulston, II, General Partner, Roulston Ventures Limited Partnership, pursuant to Section 4. Notice., herein, or such other address as shall be provided from time to time hereafter. Such notice of proposal shall constitute TMT's offer to sell the offered interest set forth in the proposal to Roulston Ventures, upon the same terms and conditions set forth in the proposal to Roulston Ventures. The offer to purchase shall remain open to the Corporation for a period of fifteen (15) days after its receipt by Roulston Ventures and may not be withdrawn by TMT during that period.

                  D. ROULSTON VENTURES REVIEW AND ACCEPTANCE OR REJECTION. Roulston Ventures shall review the proposal. Thereupon, Roulston Ventures shall notify TMT in writing by messenger, overnight delivery, tele-facsimile, or certified mail, within fifteen (15) days after receipt of the notice of sale and proposal of its acceptance or rejection of the same. If accepted, the transaction shall be consummated through the Corporation's transfer agent in accordance with the terms of the offer within forty-five (45) days, unless otherwise extended in writing by the parties to the sale. If Roulston Ventures does not respond to the proposal within the fifteen (15) day period, such lapse of time shall be considered a rejection.

                  E. REJECTION OF PURCHASE BY CORPORATION AND ROULSTON VENTURES. If neither the Corporation or Roulston Ventures elect to purchase the Common Shares proposed to be sold by TMT, TMT shall have the right to sell the interest so offered to a third-party, provided the sale is made strictly in accordance with the terms of the original offer as submitted to the Corporation and Roulston Ventures. If any changes are made to the offer or in consummating the transaction with the third-party, TMT must once again re-offer the shares in accordance with the procedures outlined in Section 1 of this Agreement. Such sale to a third-party shall not be recognized by the Corporation's transfer agent unless and until TMT provides an affidavit to the Corporation's transfer agent setting forth that the terms and conditions of the sale to the third-party are identical to those previously offered to the Corporation and Roulston Ventures pursuant to this Agreement.

         2. SALE OF ROULSTON VENTURES SHARES. Roulston Ventures covenants and agrees that, prior to effecting any sale or transfer for value of all or any part of the 4,000,000 Common Shares of the Corporation owned by Roulston Ventures; Roulston Ventures shall:

                  a. OFFER TO CORPORATION. Offer such shares for purchase by the Corporation pursuant to a written proposal. The written proposal shall specify the number of Common Shares proposed to be sold and the proposed purchase price for said shares. The notice of sale shall be delivered to the Secretary of the Corporation by messenger, overnight delivery, tele-facsimile or certified mail. Such proposal shall constitute Roulston Ventures' offer to sell the offered interest to the Corporation upon the terms and conditions set forth in the proposal. The offer to purchase shall remain open to the Corporation for a period of fifteen (15) days after its receipt by the Corporation and may not be withdrawn by Roulston Ventures during that period.

                  B. CORPORATION'S REVIEW AND ACCEPTANCE OR REJECTION. The Secretary of the Corporation shall immediately deliver the Roulston Ventures proposal upon receipt to the Board of Directors of the Corporation for consideration at a special meeting of the Board of Directors. Thereupon, upon a resolution of the Board of Directors, the Corporation shall notify Roulston Ventures in writing by messenger, overnight delivery, tele-facsimile, or certified mail, within fifteen
         (15) days after receipt of the proposal, of the Corporation's acceptance or rejection of Roulston Ventures' offer to sell. If accepted, the transaction shall be consummated through the Corporation's transfer agent in accordance with the terms of the offer within forty-five (45) days, unless otherwise extended in writing by the parties to the sale. If the Corporation does not respond to the proposal within the fifteen (15) day period, such lapse of time shall be deemed a rejection.

                  C. OFFER TO TMT. In the event the Corporation declines to purchase such shares as proposed by Roulston Ventures, Roulston Ventures shall then offer the identical proposal to TMT by delivering by messenger, overnight delivery, tele-facsimile, or certified mail, written notice of the proposal, with a copy of the original proposal to the Corporation included, to Glen Gasparini, President, pursuant to
         Section 4. Notice., herein , or such other address as shall be provided from time to time hereafter. Such notice of proposal shall constitute Roulston Ventures' offer to sell the offered interest set forth in the proposal to TMT, upon the same terms and conditions set forth in the proposal to the Corporation. The offer to purchase shall remain open to TMT for a period of fifteen (15) days after its receipt by TMT and may not be withdrawn by Roulston Ventures during that period.

                  D. TMT'S REVIEW AND ACCEPTANCE OR REJECTION. TMT shall review the proposal. Thereupon, TMT shall notify Roulston Ventures in writing by messenger, overnight delivery, tele-facsimile, or certified mail, within fifteen (15) days after receipt of the notice of sale and proposal of its acceptance or rejection of the same. If accepted, the transaction shall be consummated through the Corporation's transfer agent in accordance with the terms of the offer within forty-five (45) days, unless otherwise extended in writing by the parties to the sale. If TMT does not respond to the proposal within the fifteen (15) day period, such lapse of time shall be considered a rejection.

                  E. REJECTION OF PURCHASE BY CORPORATION AND TMT. If neither the Corporation or TMT elect to purchase the Common Shares proposed to be sold by Roulston Ventures, Roulston Ventures shall have the right to sell the interest so offered to a third-party, provided the sale is made strictly in accordance with the terms of the original offer as submitted to the Corporation and TMT. If any changes are made to the offer or in consummating the transaction with the third-party, Roulston Ventures must once again re-offer the shares in accordance with the procedures outlined in this Section 2 of the Agreement. Such sale to a third-party shall not be recognized by the Corporation's transfer agent unless and until Roulston Ventures provides an affidavit to the Corporation's transfer agent setting forth that the terms and conditions of the sale to the third-party are identical to those previously offered to the Corporation and TMT pursuant to this Agreement.

         3. ENDORSEMENT OF CERTIFICATES. TMT and Roulston Ventures agree to cause all share certificates previously issued to them to be endorsed with the following legend:

               The shares represented by this certificate are subject to the terms of a Share Purchase Option Agreement and may not be sold or transferred for value except in conformity with the terms of that Agreement. A copy of that Agreement has been deposited with the Secretary of the Corporation and shall be delivered to all interested parties within ten (10) days of their written request for such to the Corporation.

         4. NOTICE. Any and all notices required to be sent to the parties to this Agreement shall be transmitted to:

            To TMT:                    Glen Gasparini, President
                                       ----------------------------------
                                       TMT Masonry, Ltd.
                                       ----------------------------------
                                       900 Keele Street
                                       ----------------------------------
                                       Toronto, Ontario, Canada M6N 3E7
                                       ----------------------------------

            Copy to:
                                       ----------------------------------

                                       ----------------------------------

                                       ----------------------------------

                                       ----------------------------------

                                       ----------------------------------


            TO ROULSTON VENTURES:      Thomas H. Roulston, II, General Partner
                                       ----------------------------------
                                       Roulston Ventures Limited Partnership
                                       ----------------------------------
                                       4000 Chester Avenue
                                       ----------------------------------
                                       Cleveland, Ohio 44103
                                       ----------------------------------

            COPY TO:
                                       ----------------------------------

                                       ----------------------------------

                                       ----------------------------------

                                       ----------------------------------

                                       ----------------------------------



            TO CORPORATION:            Michael J. Meier, Secretary
                                       ----------------------------------
                                       American Stone Industries, Inc.
                                       ----------------------------------
                                       c/o 1111 Chester Avenue, #750
                                       ----------------------------------
                                       Cleveland, Ohio 44114
                                       ----------------------------------

            COPY TO:                   Walter & Haverfield, P.L.L.
                                       ----------------------------------
                                       1300 Terminal Tower
                                       ----------------------------------
                                       50 Public Square
                                       ----------------------------------
                                       Cleveland, Ohio 44113
                                       ----------------------------------
                                       Attn.: Van P. Carter, Esq.
                                       ----------------------------------

         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year set forth below the signature lines. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

                                  "CORPORATION"
                                  American Stone Industries, Inc.

--------------------------        By:
                                       ----------------------------------
                                       Michael J. Meier, its Secretary
                                       (Duly Authorized)

--------------------------        DATE:  ___________________

                          "TMT"

-------------------       TMT Masonry, Ltd., a ____________________

                          By:
-------------------            ----------------------------------
                                 Glen Gasparini, its President
                                 (Duly Authorized)

                          DATE: _________________________

                          "ROULSTON VENTURES"

                          Roulston Ventures Limited Partnership, an
                          Ohio Limited Partnership

-------------------       By:
                               ----------------------------------
                                 Thomas H. Roulston, II, its General Partner
                                 (Duly Authorized)

-------------------       Date:  _________________________